Filed by Enterprise Financial Services Corp
pursuant to Rule 425 under the Securities Act of 1933,
as amended,
and deemed filed pursuant to Rule 14a-12
under the Securities and Exchange Act of 1934,
as amended
Subject Company: First Choice Bancorp
Commission File No: 001-38476

EXHIBIT 99.1
ENTERPRISE FINANCIAL REPORTS FIRST QUARTER 2021 RESULTS

First Quarter Results
•Net income of $29.9 million, $0.96 per diluted share
•Net interest margin (tax equivalent) of 3.50%
•Return on average assets of 1.22%
•Maintained dividend of $0.18 per share for second quarter
•Completed systems integration of Seacoast Commerce Banc Holdings (“Seacoast”)
•Announced the acquisition of First Choice Bancorp (“First Choice”), a California based $2.5 billion commercial bank

St. Louis, Mo. April 26, 2021 – Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”) reported net income of $29.9 million for the first quarter 2021, an increase of $1.0 million compared to the linked fourth quarter (“linked quarter”) and an increase of $17.1 million from the prior year quarter. Earnings per diluted share (“EPS”) was $0.96 for the first quarter 2021, compared to $1.00 and $0.48 for the linked and prior year quarters, respectively.

Jim Lally, EFSC’s President and Chief Executive Officer, commented, ‘Today we announced the acquisition of First Choice headquartered in Cerritos, California. This transaction strengthens our California presence with a pro forma asset base of $3.8 billion. I am excited about how this adds to our expected growth prospects and diversification of our business, particularly in close proximity to the successful first quarter core systems integration for Seacoast. We are off to a solid start in 2021, with earnings of $0.96 per share and continued execution on the Paycheck Protection Program (“PPP”) for the benefit of our customers. In addition, we issued our inaugural Environmental, Social and Governance report during March. I am pleased that we have taken the first step in reporting our ESG efforts and demonstrating the importance of our ESG objectives in meeting our mission.”

Highlights

•Earnings - Net income in the first quarter 2021 was $29.9 million, an increase of $1.0 million compared to the linked quarter and an increase of $17.1 million from the prior year quarter. EPS was $0.96 per diluted share for the first quarter 2021, compared to $1.00 and $0.48 per diluted share for the linked and prior year quarters, respectively. Merger-related expenses from the Seacoast transaction reduced net income $2.4 million, or $0.07 per share. The increase in net income and EPS from the prior year quarter was primarily due to a decrease of $22.2 million in the provision for credit losses.

•Pre-provision net revenue1 (“PPNR”) - PPNR of $40.7 million in the first quarter 2021 decreased $6.8 million and increased $2.6 million from the linked and prior year quarters, respectively. The decrease from the linked quarter was primarily due to a decline in tax credit revenue and PPP fees. The increase from the prior year quarter was primarily from the Seacoast acquisition that was completed in the fourth quarter and income from PPP that started in the second quarter of 2020.

1 PPNR is a non-GAAP measure. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

•Net interest income and net interest margin (“NIM”) - Net interest income of $79.1 million for the first quarter 2021 increased $1.7 million and $15.8 million from the linked quarter and prior year quarter, respectively. NIM was 3.50% for the first quarter 2021, compared to 3.66% and 3.79% for the linked quarter and prior year quarter, respectively.

•Noninterest income - Noninterest income of $11.3 million for the first quarter 2021 decreased $7.2 million and $2.1 million from the linked quarter and prior year quarter, respectively. The decrease was primarily due to a decline in tax credit activity caused by delays in projects, which declined $5.1 million from the linked quarter and $3.1 million from the prior year quarter.

•Loans - Total loans increased $63.8 million, or 3.6% on an annualized basis, from the linked quarter to $7.3 billion as of March 31, 2021. Year-over-year, loans grew $1.8 billion, or 33.6% from $5.5 billion as of March 31, 2020, primarily due to Seacoast loans of $1.2 billion upon acquisition and PPP loans of $737.7 million. Average loans totaled $7.2 billion for the quarter ended March 31, 2021 compared to $6.8 billion and $5.4 billion for the linked and prior year quarters, respectively.

    PPP details:

	Quarter ended
($ in thousands, except per share data)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
PPP loans outstanding, net of deferred fees	$737,660	$698,645	$819,100	$807,814
Average PPP loans outstanding, net	692,161	806,697	813,244	634,632
PPP average loan size	220	187	216	224
PPP interest and fee income	8,475	10,261	5,226	4,083
PPP deferred fees	16,676	11,304	19,522	22,414
PPP average yield	4.97%	5.06%	2.56%	2.59%

	Quarter ended
	March 31, 2021		December 31, 2020		September 30, 2020		June 30, 2020
Financial Metrics:	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*
EPS	$0.96	$0.75	$1.00	$0.73	$0.68	$0.53	$0.56	$0.44
ROAA	1.22%	1.03%	1.26%	1.01%	0.86%	0.74%	0.72%	0.62%
PPNR ROAA	1.66%	1.41%	2.07%	1.78%	1.81%	1.73%	1.87%	1.81%
Tangible common equity/tangible assets*	8.18%	8.84%	8.40%	9.07%	7.99%	8.89%	7.81%	8.67%
Leverage ratio	9.5%	10.2%	10.0%	11.0%	9.2%	10.2%	9.2%	10.0%
NIM	3.50%	3.39%	3.66%	3.52%	3.29%	3.37%	3.53%	3.62%
Allowance for credit losses on loans/loans	1.80%	2.01%	1.89%	2.09%	2.01%	2.32%	1.80%	2.07%

* Non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables. Calculations not adjusted for increase in average deposits or increase in deposit expense, as applicable.

•Asset quality - The allowance for credit losses on loans to total loans was 1.80% at March 31, 2021, compared to 1.89% and 1.69% at December 31, 2020 and March 31, 2020, respectively. Nonperforming assets to total assets was 0.50% at March 31, 2021 compared to 0.45% and 0.56% at December 31, 2020 and March 31, 2020, respectively. The decline in the allowance to total loans ratio in the first quarter 2021 was primarily due to loan charge-offs of $6.5 million, the majority of which had been reserved for in a prior period. High-quality credit metrics, continued improvement in economic forecasts and relatively stable loan volumes resulted in a nominal provision for credit losses in the current quarter.

•Deposits - Total deposits increased $530.1 million, or 6.6%, from the linked quarter to $8.5 billion as of March 31, 2021. Year-over-year, deposits grew $2.5 billion, or 42.2%, from $6.0 billion as of March 31, 2020. Average deposits totaled $8.2 billion for the quarter ended March 31, 2021 compared to $7.3 billion and $5.8 billion for the linked and prior year quarters, respectively. Deposits from the Seacoast acquisition and PPP loans contributed to the increase over the prior year period. Specialty deposits increased $163.4 million over the linked quarter primarily attributable to community associations and sponsor finance. The St. Louis, Kansas City, and New Mexico regions also experienced significant growth of $132.5 million, $129.3 million, and $77.5 million, respectively, over the linked quarter. Noninterest deposit accounts represented 34.2% of total deposits and the loan to deposit ratio was 85.6% at March 31, 2021.

•Capital - Total shareholders’ equity was $1.1 billion and the tangible common equity to tangible assets ratio was 8.2% at March 31, 2021, compared to 8.4% at December 31, 2020. The Bank’s regulatory capital ratios remain “well-capitalized,” with a common equity tier 1 ratio of 12.4% and a total risk-based capital ratio of 13.6% as of March 31, 2021. The Company’s common equity tier 1 ratio and total risk-based capital ratio was 11.0% and 15.1%, respectively, at March 31, 2021.

The Company has 95,907 shares available for repurchase under the existing common stock repurchase authorization.

The Company’s Board of Directors approved a quarterly dividend of $0.18 per common share, payable on June 30, 2021 to shareholders of record as of June 15, 2021.

•Liquidity - The Company maintains a high level of both on-balance-sheet and off-balance-sheet liquidity. At March 31, 2021, on-balance-sheet liquidity consisted of cash and unpledged investment securities of $1.0 billion. Off-balance-sheet liquidity totaled $1.8 billion through the Federal Home Loan Bank, Federal Reserve and correspondent bank lines. The Company also has an unused $25 million revolving line of credit and maintains a shelf registration allowing for the issuance of various forms of equity and debt securities.

Net Interest Income
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to our average interest-earning assets and interest-bearing liabilities, as well as, the corresponding interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	March 31, 2021			December 31, 2020			March 31, 2020
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans*	$7,192,776	$77,073	4.35%	$6,780,702	$76,044	4.46%	$5,352,243	$67,290	5.06%
Debt and equity investments*	1,417,305	8,818	2.52	1,395,806	8,986	2.56	1,346,968	9,707	2.90
Short-term investments	679,659	189	0.11	347,629	120	0.14	92,248	300	1.31
Total earning assets	9,289,740	86,080	3.76	8,524,137	85,150	3.97	6,791,459	77,297	4.58

Noninterest-earning assets	650,312			617,022			572,146

Total assets	$9,940,052			$9,141,159			$7,363,605

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction accounts	$1,887,059	$328	0.07%	$1,584,369	$265	0.07%	$1,375,154	$1,338	0.39%
Money market accounts	2,350,592	975	0.17	2,175,111	1,016	0.19	1,811,090	4,740	1.05
Savings	654,662	48	0.03	620,248	46	0.03	542,993	143	0.11
Certificates of deposit	537,166	1,312	0.99	567,456	1,739	1.22	793,213	3,667	1.86
Total interest-bearing deposits	5,429,479	2,663	0.20	4,947,184	3,066	0.25	4,522,450	9,888	0.88
Subordinated debentures	203,694	2,819	5.61	203,564	2,824	5.52	141,295	1,919	5.46
FHLB advances	50,000	195	1.58	244,730	603	0.98	220,453	895	1.63
Securities sold under agreements to repurchase	231,527	60	0.11	231,836	64	0.11	201,887	343	0.68
Other borrowings	28,650	100	1.42	30,095	110	1.45	34,270	275	3.23
Total interest-bearing liabilities	5,943,350	5,837	0.40	5,657,409	6,667	0.47	5,120,355	13,320	1.05

Noninterest-bearing liabilities:
Demand deposits	2,777,900			2,363,890			1,315,267
Other liabilities	122,321			127,843			62,948
Total liabilities	8,843,571			8,149,142			6,498,570
Shareholders' equity	1,096,481			992,017			865,035
Total liabilities and shareholders' equity	$9,940,052			$9,141,159			$7,363,605

Total net interest income		$80,243			$78,483			$63,977
Net interest margin			3.50%			3.66%			3.79%
* Non-taxable income is presented on a tax-equivalent basis using a 24.9% and 24.7% tax rate in 2021 and 2020, respectively. The tax-equivalent adjustments were $1.1 million for the three months ended March 31, 2021, and $0.6 million for each of the three months ended December 31, 2020 and March 31, 2020.

Net interest income for the first quarter increased $1.7 million to $79.1 million from $77.4 million in the linked quarter, and increased $15.8 million from the prior year period. NIM, on a tax equivalent basis, was 3.50% for the first quarter, compared to 3.66% in the linked quarter, and 3.79% in the first quarter of 2020. The increase in net interest income from the linked quarter was primarily due to the full quarter of earnings on acquired Seacoast assets and lower interest expense on paying liabilities, partially offset by reduced income from PPP loans and purchase accounting adjustments.

NIM decreased 16 basis points from the linked quarter to 3.50% during the current quarter primarily due to a 21 basis point decrease in earning asset yields. The decrease in the earning asset yield was primarily due to higher levels of cash related to PPP funds and deposit growth (13 bps), reduced income from PPP forgiveness (11 bps) and lower levels of accretion from purchase accounting (5 bps), partially offset by the full-quarter impact of acquired Seacoast assets (8 bps).

The cost of interest-bearing liabilities declined seven basis points from the linked quarter, primarily due to the full-quarter impact of lower cost deposits from Seacoast, lower rates on time deposits, and a reduction in expense on borrowings.

Loans
The following table presents total loans for the most recent five quarters:

	Quarter ended
		December 31, 2020
($ in thousands)	March 31, 2021	Seacoast[a]	Legacy EFSC[a]	Consolidated	September 30, 2020	June 30, 2020	March 31, 2020
C&I	$1,048,839	$16,079	$1,086,981	$1,103,060	$1,075,421	$1,052,373	$1,180,675
CRE investor owned	1,491,244	107,449	1,313,456	1,420,905	1,281,567	1,298,801	1,316,501
CRE owner occupied	805,581	98,134	727,712	825,846	766,919	782,258	743,962
SBA loans	941,075	874,578	21,352	895,930	15,927	17,195	17,381
SBA PPP loans	737,660	85,729	612,916	698,645	819,100	807,814	—
Sponsor finance	394,207	—	396,487	396,487	367,337	383,458	440,764
Life insurance premium financing	543,084	—	534,092	534,092	517,559	520,705	496,472
Residential real estate	299,517	9,138	308,953	318,091	321,258	326,467	346,225
Construction and land development	438,303	32,535	441,864	474,399	450,225	455,686	445,909
Tax credits	387,968	—	382,602	382,602	368,908	363,222	354,046
Other	201,303	764	174,114	174,878	142,086	132,072	115,582
Total Loans	$7,288,781	$1,224,406	$6,000,529	$7,224,935	$6,126,307	$6,140,051	$5,457,517

Total loan yield	4.35%			4.46%	4.08%	4.31%	5.06%
Variable interest rate loans to total loans	56%			57%	50%	51%	60%

Certain prior period amounts have been reclassified among the categories to conform to the current period presentation.
[a] Amounts reported are as of December 31, 2020 and are separately shown attributable to the Seacoast loan portfolio acquired on November 12, 2020, and the Company’s pre-Seacoast acquisition loan portfolio.

Loans totaled $7.3 billion at March 31, 2021, increasing $63.8 million, or 3.6% on an annualized basis, compared to the linked quarter. Year-over-year, loans increased $1.8 billion, or 33.6%. The year-over-year increase was primarily due to the Seacoast acquisition and PPP loans. The largest growth categories, excluding PPP, compared to the linked quarter were investor-owned CRE, SBA, other, life insurance premium finance, and tax credits. Line draw utilization continues to decline. For the quarter ended March 31, 2021 average line draw utilization was 37.0% compared to 38.1% and 47.3% for the linked quarter and prior-year quarter, respectively.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	Quarter ended
($ in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Nonperforming loans*	$36,659	$38,507	$39,623	$41,473	$37,204
Other real estate	6,164	5,330	4,835	4,874	5,072
Nonperforming assets*	$42,823	$43,837	$44,458	$46,347	$42,276

Nonperforming loans to total loans	0.50%	0.53%	0.65%	0.68%	0.68%
Nonperforming assets to total assets	0.42%	0.45%	0.53%	0.55%	0.56%
Allowance for loan losses to total loans	1.80%	1.89%	2.01%	1.80%	1.69%
Net charge-offs (recoveries)	$5,647	$(612)	$1,027	$309	$1,183
*Excludes government guaranteed balances.

Nonperforming loans decreased $1.8 million to $36.7 million at March 31, 2021 from $38.5 million at December 31, 2020. Activity during the current quarter primarily included additions of $6.2 million, reductions of $1.6 million, and charge-offs of $6.5 million. The addition of $6.2 million during the quarter was primarily from a $4.2 million retail relationship that went on nonaccrual. Other real estate increased during the first quarter 2021 due to one addition of $1.2 million partially offset by sales of $0.4 million.

The Company recorded a provision for credit losses of $46.3 thousand for the first quarter 2021 compared to $9.5 million for the linked quarter and $22.3 million for the prior year quarter. While the majority of the charge-offs in the quarter were reserved for in a prior period, a provision of approximately $3.0 million was recognized on a retail loan that defaulted in the quarter. The impact on the provision for credit losses of this loan was offset by an improvement in the economic forecast, net of qualitative adjustments.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	Quarter ended
		December 31, 2020
($ in thousands)	March 31, 2021	Seacoast[a]	Legacy EFSC[a]	Consolidated	September 30, 2020	June 30, 2020	March 31, 2020
Noninterest-bearing accounts	$2,910,216	$666,447	$2,045,381	$2,711,828	$1,929,540	$1,965,868	$1,354,571
Interest-bearing transaction accounts	1,990,308	55,590	1,712,907	1,768,497	1,499,756	1,508,535	1,389,603
Money market and savings accounts	3,093,569	327,471	2,627,498	2,954,969	2,634,885	2,566,011	2,479,828
Brokered certificates of deposit	50,209	—	50,209	50,209	65,209	85,414	170,667
Other certificates of deposit	471,142	10,325	489,561	499,886	546,836	573,752	595,237
Total deposit portfolio	$8,515,444	$1,059,833	$6,925,556	$7,985,389	$6,676,226	$6,699,580	$5,989,906

Noninterest-bearing deposits to total deposits	34.2%	62.9%	29.5%	34.0%	28.9%	29.3%	22.6%
[a]Amounts reported are as of December 31, 2020 and are shown separately attributable to the Seacoast deposit portfolio acquired on November 12, 2020, and the Company’s pre-Seacoast acquisition deposit portfolio.

Total deposits at March 31, 2021 were $8.5 billion, an increase of $530.1 million from December 31, 2020, and an increase of $2.5 billion from March 31, 2020.

Core deposits, defined as total deposits excluding certificates of deposits, were $8.0 billion at March 31, 2021, an increase of $558.8 million from the linked quarter. The Company’s participation in PPP continues to contribute to the increase in deposits. Money market and savings accounts increased $138.6 million compared to the linked quarter, while interest-bearing and noninterest-bearing deposits increased $221.8 million and $198.4 million, respectively. Noninterest-bearing deposits were $2.9 billion at March 31, 2021, or 34.2% of total deposits. Certificates of deposit decreased $28.7 million from the linked quarter and $244.6 million from the prior year quarter. The total cost of deposits was 0.13% for the current quarter compared to 0.17% and 0.68% for the linked quarter and prior year quarter, respectively.

Noninterest Income
The following table presents a comparative summary of the major components of noninterest income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	March 31, 2021	December 31, 2020	Increase (decrease)		March 31, 2020	Increase (decrease)
Service charges on deposit accounts	$3,084	$3,160	$(76)	(2)%	$3,143	$(59)	(2)%
Wealth management revenue	2,483	2,449	34	1%	2,501	(18)	(1)%
Card services revenue	2,496	2,511	(15)	(1)%	2,247	249	11%
Tax credit income (expense)	(1,041)	4,048	(5,089)	126%	2,036	(3,077)	(151)%
Miscellaneous income	4,268	6,338	(2,070)	(33)%	3,481	787	23%
Total noninterest income	$11,290	$18,506	$(7,216)	(39)%	$13,408	$(2,118)	(16)%

Total noninterest income for the first quarter 2021 was $11.3 million, a decrease of $7.2 million from the linked quarter and a decrease of $2.1 million from the prior year quarter. The decrease from the linked quarter and prior year quarter was primarily due to a decline in tax credit income. Several tax credit projects that were expected to close in the quarter were delayed and did not close. In addition, projects carried at fair value recognized a reduced valuation during the quarter due to an increase in the longer-term LIBOR swap rates used in the valuation process. The decline in miscellaneous income from the linked quarter was due to income earned on community development investments in the fourth quarter 2020 that did not reoccur in the current period.

Noninterest Expenses
Noninterest expense was $52.9 million for the first quarter 2021, compared to $51.1 million for the linked quarter, and $38.7 million for the first quarter 2020. The increase from the linked quarter and prior year quarter was primarily due to having a full quarter of Seacoast operations, which totaled $10.2 million in the first quarter 2021. Merger-related expenses were $3.1 million and $2.6 million in the current and linked quarters, respectively. The Company does not expect to incur any additional material merger expenses related to the Seacoast transaction.
For the first quarter 2021, the Company’s efficiency ratio was 58.5% compared to 53.2% and 50.4% for the linked quarter and prior year quarter, respectively. The Company’s core efficiency ratio2 was 55.0% for the quarter ended March 31, 2021, compared to 50.9% for the linked quarter and 51.2% for the prior year quarter.
2 Core efficiency ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Income Taxes
The Company’s effective tax rate was 20% for the quarter ended March 31, 2021, compared to 18% in the linked quarter and 19% in the prior year quarter.

Capital
The following table presents various EFSC capital ratios:

	Quarter ended
Percent	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Total risk-based capital to risk-weighted assets	15.1%	14.9%	14.6%	14.4%	12.9%
Tier 1 capital to risk weighted assets	12.3%	12.1%	11.6%	11.4%	11.0%
Common equity tier 1 capital to risk-weighted assets	11.0%	10.9%	10.2%	9.9%	9.6%
Tangible common equity to tangible assets	8.2%	8.4%	8.0%	7.8%	8.4%

The Company’s regulatory capital ratios continue to expand due to the Company’s earnings profile and manageable dividend payout ratio. The decline in the tangible common equity to tangible assets ratio was primarily due to continued growth in the balance sheet from PPP loans and the related deposit balances. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, PPNR ROAA, financial metrics adjusted for PPP impact, core efficiency ratio, and the tangible common equity ratio, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, PPNR ROAA, financial metrics adjusted for PPP impact, core efficiency ratio, and the tangible common equity ratio, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as merger-related expenses, facilities charges, and the gain or loss on sale of investment securities, the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Tuesday, April 27, 2021. During the call, management will review the first quarter of 2021 results and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at www.enterprisebank.com under “Investor Relations” prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-800-353-6461 (Conference ID #2910583). A recorded replay of the conference call will be available on the website approximately two hours after the call’s completion. Visit http://bit.ly/EFSC1Q2021earnings and register to receive a dial in number, passcode, and pin number. The replay will be available for approximately two weeks following the conference call.

About Enterprise
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $10.2 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates 39 branch offices in Arizona, California, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices in Arizona, California, Colorado, Illinois, Indiana, Massachusetts, Michigan, Nevada, Ohio, Oregon, Texas, Utah, and Washington. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Certain statements contained in this Current Report on Form 8-K may be considered forward-looking statements regarding Enterprise, including its wholly-owned subsidiary EB&T, First Choice, including its wholly-owned subsidiary FCB, and Enterprise’s proposed acquisition of First Choice and FCB. These forward-looking statements may include: statements regarding the acquisition, the consideration payable in connection with the acquisition, and the ability of the parties to consummate the acquisition. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Enterprise anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits of the acquisition may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the acquisition may not be timely completed, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement; the outcome of any legal proceedings that may be instituted against Enterprise or First Choice; that prior to the completion of the acquisition or thereafter, Enterprise’s and First Choice’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory, Enterprise shareholder or First Choice shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that adverse regulatory conditions may be imposed in connection with regulatory approvals of the acquisition; reputational risks and the reaction of the companies’ employees or customers to the transaction; diversion of management time on acquisition-related issues; that the COVID-19 pandemic, including uncertainty and volatility in financial, commodities and other markets, and disruptions to banking and other financial activity, could harm Enterprise and First Choice’s business, financial position and results of operations, and could adversely affect the timing and anticipated benefits of the proposed acquisition; and those factors and risks referenced from time to time in Enterprise’s filings with the Securities and Exchange Commission, or the SEC, including in Enterprise’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its other filings with the SEC. For any forward-looking statements made in this Current Report on Form 8-K or in any documents, Enterprise claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Except to the extent required by applicable law or regulation, Enterprise disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

Additional Information About the Acquisition and Where to Find It

In connection with the proposed acquisition transaction, along with other relevant documents, a registration statement on Form S-4 will be filed with the SEC that will include a joint proxy statement/prospectus to be distributed to the shareholders of Enterprise and First Choice in connection with their votes on the acquisition. SHAREHOLDERS OF ENTERPRISE AND FIRST CHOICE ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND RELATED MATTERS. FREE COPIES OF THESE DOCUMENTS MAY BE OBTAINED AS DESCRIBED BELOW.

The final joint proxy statement/prospectus will be mailed to shareholders of Enterprise and First Choice. Investors and security holders will be able to obtain the documents, and any other documents Enterprise has filed with the SEC, free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Enterprise in connection with the proposed acquisition will be available free of charge by (1) accessing Enterprise’s website at www.enterprisebank.com under the “Investor Relations” link, (2) writing Enterprise at 150 North Meramec, Clayton, Missouri 63105, Attention: Investor Relations, (3) accessing First Choice’s website at https://investors.firstchoicebankca.com under the “SEC Filings” tab, or (4) writing First Choice at 17785 Center Court Drive, N Suite 750, Cerritos, CA 90703, Attention: General Counsel.

Participants in Solicitation

First Choice and certain of their directors and executive officers, and Enterprise and certain of their directors, executive officers and other certain members of management and employees, may be deemed to be participants in the solicitation of proxies from the shareholders of First Choice and the shareholders of Enterprise in connection with the merger. Information about the directors and executive officers of Enterprise is set forth in the proxy statement for Enterprise’s 2021 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 17, 2021. Information about the directors and officers of First Choice will be set forth in the Form-10-K/A, to be filed with the SEC on or about April 27, 2021 and in the proxy statement of First Choice to be filed on Schedule 14A during the third quarter of 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed acquisition when it becomes available. Free copies of this document, once filed, may be obtained as described in the preceding paragraph.

For more information contact
Investor Relations: Keene Turner, Executive Vice President and CFO (314) 512-7233
Media: Steve Richardson, Vice President (314) 512-7183

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended
(in thousands, except per share data)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
EARNINGS SUMMARY
Net interest income	$79,123	$77,446	$63,354	$65,833	$63,368
Provision for credit losses	46	9,463	14,080	19,591	22,264
Noninterest income	11,290	18,506	12,629	9,960	13,408
Noninterest expense	52,884	51,050	39,524	37,912	38,673
Income before income tax expense	37,483	35,439	22,379	18,290	15,839
Income tax expense	7,557	6,508	4,428	3,656	2,971
Net income	$29,926	$28,931	$17,951	$14,634	$12,868

Diluted earnings per share	$0.96	$1.00	$0.68	$0.56	$0.48
Return on average assets	1.22%	1.26%	0.86%	0.72%	0.70%
Return on average common equity	11.07%	11.60%	8.06%	6.78%	5.98%
Return on average tangible common equity	14.92%	15.73%	10.94%	9.28%	8.22%
Net interest margin (tax equivalent)	3.50%	3.66%	3.29%	3.53%	3.79%
Efficiency ratio	58.49%	53.20%	52.02%	50.02%	50.37%
Core efficiency ratio[1]	55.02%	50.93%	51.04%	50.66%	51.21%

Total assets	$10,190,699	$9,751,571	$8,367,976	$8,357,501	$7,500,643
Total average assets	9,940,052	9,141,159	8,341,968	8,158,204	7,363,605
Total deposits	8,515,444	7,985,389	6,676,226	6,699,580	5,989,906
Total average deposits	8,207,379	7,311,074	6,666,368	6,551,734	5,837,717
Period end common shares outstanding	31,259	31,210	26,210	26,196	26,161
Dividends per common share	$0.18	$0.18	$0.18	$0.18	$0.18
Tangible book value per common share	$25.92	$25.48	$24.80	$24.22	$23.38
Tangible common equity to tangible assets[1]	8.18%	8.40%	7.99%	7.81%	8.42%
Total risk-based capital to risk-weighted assets	15.1%	14.9%	14.6%	14.4%	12.9%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands, except per share data)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
INCOME STATEMENTS
NET INTEREST INCOME
Total interest income	$84,960	$84,113	$70,787	$73,191	$76,688
Total interest expense	5,837	6,667	7,433	7,358	13,320
Net interest income	79,123	77,446	63,354	65,833	63,368
Provision for credit losses	46	9,463	14,080	19,591	22,264
Net interest income after provision for credit losses	79,077	67,983	49,274	46,242	41,104

NONINTEREST INCOME
Deposit service charges	3,084	3,160	2,798	2,616	3,143
Wealth management revenue	2,483	2,449	2,456	2,326	2,501
Card services revenue	2,496	2,511	2,498	2,225	2,247
Tax credit income (expense)	(1,041)	4,048	748	(221)	2,036
Other income	4,268	6,338	4,129	3,014	3,481
Total noninterest income	11,290	18,506	12,629	9,960	13,408

NONINTEREST EXPENSE
Employee compensation and benefits	29,562	26,174	22,040	22,389	21,685
Occupancy	3,751	3,517	3,408	3,185	3,347
Merger-related expenses	3,142	2,611	1,563	—	—
Other	16,429	18,748	12,513	12,338	13,641
Total noninterest expense	52,884	51,050	39,524	37,912	38,673

Income before income tax expense	37,483	35,439	22,379	18,290	15,839
Income tax expense	7,557	6,508	4,428	3,656	2,971
Net income	$29,926	$28,931	$17,951	$14,634	$12,868

Basic earnings per share	$0.96	$1.00	$0.68	$0.56	$0.49
Diluted earnings per share	$0.96	$1.00	$0.68	$0.56	$0.48

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
BALANCE SHEETS
ASSETS
Cash and due from banks	$103,367	$99,760	$98,816	$100,804	$98,619
Interest-earning deposits	788,464	445,569	301,773	254,830	88,794
Debt and equity investments	1,463,818	1,448,803	1,375,931	1,387,001	1,382,149
Loans held for sale	8,531	13,564	14,032	16,029	8,430

Loans	7,288,781	7,224,935	6,126,307	6,140,051	5,457,517
Less: Allowance for loan losses	131,527	136,671	123,270	110,270	92,187
Total loans, net	7,157,254	7,088,264	6,003,037	6,029,781	5,365,330

Fixed assets, net	52,078	53,169	56,807	58,231	59,358
Goodwill	260,567	260,567	210,344	210,344	210,344
Intangible assets, net	21,670	23,084	21,820	23,196	24,585
Other assets	334,950	318,791	285,416	277,285	263,034
Total assets	$10,190,699	$9,751,571	$8,367,976	$8,357,501	$7,500,643

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$2,910,216	$2,711,828	$1,929,540	$1,965,868	$1,354,571
Interest-bearing deposits	5,605,228	5,273,561	4,746,686	4,733,712	4,635,335
Total deposits	8,515,444	7,985,389	6,676,226	6,699,580	5,989,906
Subordinated debentures	203,778	203,637	203,510	203,384	141,336
FHLB advances	50,000	50,000	250,000	250,000	222,000
Other borrowings	229,389	301,081	239,038	227,961	205,918
Other liabilities	99,591	132,489	116,935	108,613	95,047
Total liabilities	9,098,202	8,672,596	7,485,709	7,489,538	6,654,207
Shareholders’ equity	1,092,497	1,078,975	882,267	867,963	846,436
Total liabilities and shareholders’ equity	$10,190,699	$9,751,571	$8,367,976	$8,357,501	$7,500,643

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
LOAN PORTFOLIO
Commercial and industrial	$3,079,643	$3,088,995	$3,152,394	$3,143,197	$2,469,013
Commercial real estate	3,186,970	3,087,827	2,027,886	2,048,444	2,048,357
Construction real estate	510,501	546,686	474,727	481,221	469,627
Residential real estate	303,047	319,179	321,792	326,992	346,758
Other	208,620	182,248	149,508	140,197	123,762
Total loans	$7,288,781	$7,224,935	$6,126,307	$6,140,051	$5,457,517

DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$2,910,216	$2,711,828	$1,929,540	$1,965,868	$1,354,571
Interest-bearing transaction accounts	1,990,308	1,768,497	1,499,756	1,508,535	1,389,603
Money market and savings accounts	3,093,569	2,954,969	2,634,885	2,566,011	2,479,828
Brokered certificates of deposit	50,209	50,209	65,209	85,414	170,667
Other certificates of deposit	471,142	499,886	546,836	573,752	595,237
Total deposit portfolio	$8,515,444	$7,985,389	$6,676,226	$6,699,580	$5,989,906

AVERAGE BALANCES
Total loans	$7,192,776	$6,780,701	$6,112,715	$6,032,076	$5,352,243
Debt and equity investments	1,417,305	1,395,806	1,361,515	1,361,853	1,346,968
Interest-earning assets	9,289,741	8,524,136	7,770,084	7,571,196	6,791,459
Total assets	9,940,052	9,141,159	8,341,968	8,158,204	7,363,605
Deposits	8,207,379	7,311,074	6,666,368	6,551,734	5,837,717
Shareholders’ equity	1,096,481	992,017	885,496	868,163	865,035
Tangible common equity[1]	813,568	731,813	652,663	633,946	629,390

YIELDS (tax equivalent)
Total loans	4.35%	4.46%	4.08%	4.31%	5.06%
Debt and equity investments	2.52	2.56	2.56	2.72	2.90
Interest-earning assets	3.76	3.97	3.67	3.93	4.58
Interest-bearing deposits	0.20	0.25	0.31	0.37	0.88
Total deposits	0.13	0.17	0.22	0.27	0.68
Subordinated debentures	5.61	5.52	5.53	5.50	5.46
FHLB advances and other borrowed funds	0.46	0.61	0.74	0.56	1.33
Interest-bearing liabilities	0.40	0.47	0.54	0.55	1.05
Net interest margin	3.50	3.66	3.29	3.53	3.79
1Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
ASSET QUALITY
Net charge-offs (recoveries)	$5,647	$(612)	$1,027	$309	$1,183
Nonperforming loans	36,659	38,507	39,623	41,473	37,204
Classified assets	114,713	123,808	84,710	96,678	104,754
Nonperforming loans to total loans	0.50%	0.53%	0.65%	0.68%	0.68%
Nonperforming assets to total assets	0.42%	0.45%	0.53%	0.55%	0.56%
Allowance for loan losses to total loans	1.80%	1.89%	2.01%	1.80%	1.69%
Allowance for loan losses to nonperforming loans	358.8%	354.9%	311.1%	265.9%	247.8%
Net charge-offs (recoveries) to average loans (annualized)	0.32%	(0.04)%	0.07%	0.02%	0.09%

WEALTH MANAGEMENT
Trust assets under management	$1,809,001	$1,783,089	$1,641,980	$1,602,358	$1,445,521
Trust assets under administration	2,427,448	2,504,318	2,433,026	2,455,111	2,139,673

MARKET DATA
Book value per common share	$34.95	$34.57	$33.66	$33.13	$32.36
Tangible book value per common share[1]	$25.92	$25.48	$24.80	$24.22	$23.38
Market value per share	$49.44	$34.95	$27.27	$31.12	$27.91
Period end common shares outstanding	31,259	31,210	26,210	26,196	26,161
Average basic common shares	31,247	28,929	26,217	26,180	26,473
Average diluted common shares	31,306	28,968	26,228	26,195	26,539

CAPITAL
Total risk-based capital to risk-weighted assets	15.1%	14.9%	14.6%	14.4%	12.9%
Tier 1 capital to risk-weighted assets	12.3%	12.1%	11.6%	11.4%	11.0%
Common equity tier 1 capital to risk-weighted assets	11.0%	10.9%	10.2%	9.9%	9.6%
Tangible common equity to tangible assets[1]	8.2%	8.4%	8.0%	7.8%	8.4%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended
($ in thousands)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
CORE PERFORMANCE MEASURES
Net interest income	$79,123	$77,446	$63,354	$65,833	$63,368
Less: Incremental accretion income	—	856	1,235	719	1,273
Core net interest income	79,123	76,590	62,119	65,114	62,095

Total noninterest income	11,290	18,506	12,629	9,960	13,408
Less: Gain on sale of investment securities	—	—	417	—	4
Less: Other non-core income	—	—	—	265	—
Core noninterest income	11,290	18,506	12,212	9,695	13,404

Total core revenue	90,413	95,096	74,331	74,809	75,499

Total noninterest expense	52,884	51,050	39,524	37,912	38,673
Less: Other expenses related to non-core acquired loans	—	8	25	12	12
Less: Merger-related expenses	3,142	2,611	1,563	—	—
Core noninterest expense	49,742	48,431	37,936	37,900	38,661

Core efficiency ratio	55.02%	50.93%	51.04%	50.66%	51.21%

	Quarter ended
($ in thousands)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
SHAREHOLDERS’ EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS
Shareholders’ equity	$1,092,497	$1,078,975	$882,267	$867,963	$846,436
Less: Goodwill	260,567	260,567	210,344	210,344	210,344
Less: Intangible assets	21,670	23,084	21,820	23,196	24,585
Tangible common equity	$810,260	$795,324	$650,103	$634,423	$611,507

Total assets	$10,190,699	$9,751,571	$8,367,976	$8,357,501	$7,500,643
Less: Goodwill	260,567	260,567	210,344	210,344	210,344
Less: Intangible assets	21,670	23,084	21,820	23,196	24,585
Tangible assets	$9,908,462	$9,467,920	$8,135,812	$8,123,961	$7,265,714

Tangible common equity to tangible assets	8.18%	8.40%	7.99%	7.81%	8.42%

	Quarter Ended
($ in thousands)	Mar 31, 2021	Dec 31, 2020	Mar 31, 2020
AVERAGE SHAREHOLDERS’ EQUITY AND AVERAGE TANGIBLE COMMON EQUITY
Average shareholder’s equity	$1,096,481	$992,017	$865,035
Less average goodwill	260,567	237,639	210,344
Less average intangible assets	22,346	22,565	25,301
Average tangible common equity	$813,568	$731,813	$629,390

	Quarter Ended
($ in thousands)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
CALCULATION OF PRE-PROVISION NET REVENUE
Net interest income	$79,123	$77,446	$63,354	$65,833	$63,368
Noninterest income	11,290	18,506	12,629	9,960	13,408
Less: Noninterest expense	52,884	51,050	39,524	37,912	38,673
Merger-related expenses	3,142	2,611	1,563	—	—
PPNR (excluding merger-related expenses)	$40,671	$47,513	$38,022	$37,881	$38,103

Average assets	$9,940,052	$9,141,159	$8,341,968	$8,158,204	$7,363,605
ROAA - GAAP net income	1.22%	1.26%	0.86%	0.72%	0.70%
PPNR ROAA - Adjusted net income	1.66%	2.07%	1.81%	1.87%	2.08%

	Quarter Ended
($ in thousands, except per share data)	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
IMPACT OF PAYCHECK PROTECTION PROGRAM
Net income - GAAP	$29,926	$28,931	$17,951	$14,634
PPP interest and fee income	(8,475)	(10,261)	(5,226)	(4,083)
Related tax effect	2,110	2,534	1,291	1,009
Adjusted net income - Non-GAAP	$23,561	$21,204	$14,016	$11,560

Average diluted common shares	31,303	28,968	26,228	26,195
EPS - GAAP net income	$0.96	$1.00	$0.68	$0.56
EPS - Adjusted net income	$0.75	$0.73	$0.53	$0.44

Average assets - GAAP	$9,940,052	$9,141,159	$8,341,968	$8,158,204
Average PPP loans, net	(692,161)	(806,697)	(813,244)	(634,632)
Adjusted average assets - Non-GAAP	$9,247,891	$8,334,462	$7,528,724	$7,523,572

ROAA - GAAP net income	1.22%	1.26%	0.86%	0.72%
ROAA - Adjusted net income, adjusted average assets	1.03%	1.01%	0.74%	0.62%

PPNR (excluding merger-related expenses) - Non-GAAP (see reconciliation above)	$40,671	$47,513	$38,022	$37,881
PPP interest and fees	(8,475)	(10,261)	(5,226)	(4,083)
Adjusted PPNR (excluding merger-related expenses) - Non-GAAP	$32,196	$37,252	$32,796	$33,798

PPNR ROAA (excluding merger-related expenses) - PPNR (excluding merger-related expenses)	1.66%	2.07%	1.81%	1.87%
PPNR ROAA (excluding merger-related expenses) - adjusted PPNR (excluding merger-related expenses), adjusted average assets	1.41%	1.78%	1.73%	1.81%

Tangible assets - Non-GAAP (see reconciliation above)	$9,908,462	$9,467,920	$8,135,812	$8,123,961
PPP loans outstanding, net	(737,660)	(698,645)	(819,100)	(807,814)
Adjusted tangible assets - Non-GAAP	$9,170,802	$8,769,275	$7,316,712	$7,316,147

Tangible common equity Non - GAAP (see reconciliation above)	$810,260	$795,324	$650,103	$634,423
Tangible common equity to tangible assets	8.18%	8.40%	7.99%	7.81%
Tangible common equity to tangible assets - adjusted tangible assets	8.84%	9.07%	8.89%	8.67%

Average assets for leverage ratio	$9,675,300	$8,886,916	$8,115,020	$7,928,286
Average PPP loans, net	(692,161)	(806,697)	(813,244)	(634,632)
Adjusted average assets for leverage ratio - Non-GAAP	$8,983,139	$8,080,219	$7,301,776	$7,293,654

Tier 1 capital	$914,459	$889,527	$745,397	$726,574
Leverage ratio	9.5%	10.0%	9.2%	9.2%
Leverage ratio - adjusted average assets for leverage ratio	10.2%	11.0%	10.2%	10.0%

Net interest income - tax equivalent	$80,243	$78,484	$64,192	$66,537
PPP interest and fees	(8,475)	(10,261)	(5,226)	(4,083)
Adjusted net interest income - tax equivalent	$71,768	$68,223	$58,966	$62,454

Average earning assets -GAAP	$9,289,741	$8,524,136	$7,770,084	$7,571,196
Average PPP loans, net	(692,161)	(806,697)	(813,244)	(634,632)
Adjusted average earning assets - Non-GAAP	$8,597,580	$7,717,439	$6,956,840	$6,936,564

Net interest margin - tax equivalent	3.50%	3.66%	3.29%	3.53%
Net interest margin - tax equivalent - adjusted net interest income, adjusted average earning assets	3.39%	3.52%	3.37%	3.62%

Loans - GAAP	$7,288,781	$7,224,935	$6,126,307	$6,140,051
PPP loans outstanding, net	(737,660)	(698,645)	(819,100)	(807,814)
Adjusted loans - Non-GAAP	$6,551,121	$6,526,290	$5,307,207	$5,332,237

Allowance for credit losses on loans	$131,527	$136,671	$123,270	$110,270
Allowance for credit losses on loans/loans - GAAP	1.80%	1.89%	2.01%	1.80%
Allowance for credit losses on loans/loans - adjusted loans	2.01%	2.09%	2.32%	2.07%